UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




    Date of report (Date of earliest event reported):   April 25, 2002




                         LASALLE HOTEL PROPERTIES
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Maryland                    1-14045                  36-4219376
---------------------         -------------           -------------------
(State or other juris-        (Commission             (IRS Employer
 diction of incorpora-         File Number)           Identification No.)
 tion or organization)




4800 Montgomery Lane, Suite M25, Bethesda, MD                 20814
---------------------------------------------              ----------
(Address of Principal Executive Offices)                   (Zip Code)




Registrant's telephone number, including area code:  301/941-1500




                              Not Applicable
      --------------------------------------------------------------
      (Former name or former address, if changed since last report.)












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


ITEM 9.  REGULATION FD DISCLOSURE

      LaSalle Hotel Properties (NYSE: LHO) will announce its First Quarter 2002 earnings after the close of the stock market on Monday, May 13, 2002. LHO will conduct its quarterly conference call on Tuesday, May 14, 2002 at 10:00 a.m. Eastern Time (ET).

      LaSalle Hotel Properties' management will discuss the Company's first quarter results and its outlook for the remainder of 2002. To participate in the conference call, please follow the steps listed below:

      1. Reserve a line for the conference call with Susan Wojciechowski by Monday, May 13 by calling +1 301 941 1504.

      2. On Tuesday, May 14 dial +1 800 289 0730 approximately ten minutes before the call begins (9:50 a.m. ET).

      3. Tell the operator that you are calling for LaSalle Hotel Properties' First Quarter 2002 Earnings Conference Call.

      4. State your full name and company affiliation and you will be connected to the call.

      A replay of the conference call will be available by telephone from 4:00 p.m. ET, Tuesday, May 14 until 12:00 midnight ET, Friday, May 17. To access the recording dial +1 719 457 0820 and request reservation number 582480.



          For additional information on LaSalle Hotel Properties, please visit our web site at www.lasallehotels.com.




      NOTE: The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section. This is not an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.




























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


                                SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LASALLE HOTEL PROPERTIES



Dated: April 25, 2002               By:   /s/ HANS S. WEGER
                                          ------------------------------
                                          Hans S. Weger
                                          Executive Vice President,
                                          Treasurer and
                                          Chief Financial Officer


















































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